UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ASPECT GLOBAL DIVERSIFIED FUND LP
(Exact name of registrant as specified in its charter)
Delaware	72-3236572
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Aspect Global Diversified Fund LP c/o Steben & Company, Inc. 2099 Gaither Road Suite 200 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-148049 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership Interest
(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of securities to be registered contained in Registrant's Prospectus filed with the commission pursuant to Rule 424(b) under the Securities Act (File No. 333-148049) is deemed to be incorporated by reference into this registration statement.

Item 2.    Exhibits.

The information required by this item is incorporated by reference to the exhibits to the registration statements previously filed as follows:

Exhibit Number	Description of Document

4.1	Form of Limited Partnership Agreement of the Registrant (annexed to the Prospectus as Exhibit E)*

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)*

*Previously filed as an exhibit to Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 on August 7, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the General Partner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, in the State of Maryland on the 10th day of October, 2008.

Aspect Global Diversified Fund LP

By:	Steben & Company, Inc.
its General Partner

By:	/s/ Kenneth E. Steben
Name: Kenneth Steben
Title: Director and President

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